                                                                       EXHIBIT 2






                       Consolidated Financial Statements
                       (Expressed in Canadian dollars)


                       ID BIOMEDICAL CORPORATION


                       Years ended December 31, 2003, 2002 and 2001

MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL REPORTING



The consolidated financial statements contained in this annual report have been prepared by management in accordance with Canadian generally accepted accounting principles and have been approved by the Board of Directors. The integrity and objectivity of these financial statements are the responsibility of management. In addition, management is responsible for all other information in this annual report and for ensuring that this information is consistent, where appropriate, with the information contained in the financial statements.

In support of this responsibility, management maintains a system of internal controls to provide reasonable assurance as to the reliability of financial information and the safeguarding of assets. The financial statements include amounts, which are based on the best estimates and judgments of management. The Board of Directors is responsible for ensuring that management fulfills its responsibility for financial reporting and internal control and, exercises this responsibility principally through the Audit Committee. The Audit Committee consists of six directors not involved in the daily operations of the Company. The Audit Committee meets with management and the external auditors to satisfy itself that management's responsibilities are properly discharged and to review the financial statements prior to their presentation to the Board of Directors for approval.

The Company's auditors, KPMG, LLP, have conducted an independent examination of the financial statements. Their examination includes a review of the Company's system of internal controls and appropriate tests and procedures to provide reasonable assurance that the financial statements are, in all material respects, presented fairly and in accordance with accounting principles generally accepted in Canada.





-------------------------                              -------------------------
Anthony F. Holler                                      Todd R. Patrick
CHIEF EXECUTIVE OFFICER                                PRESIDENT
March 2, 2004                                          March 2, 2004

 [LOGO]
         KPMG LLP
         Chartered Accountants
         PO Box 10426  777 Dunsmuir Street             Telephone  (604) 691-3000
         Vancouver BC  V7Y 1K3                         Telefax  (604) 691-3031
         Canada                                        www.kpmg.ca



AUDITORS' REPORT TO THE SHAREHOLDERS


We have audited the consolidated balance sheets of ID Biomedical Corporation as at December 31, 2003 and 2002 and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2003, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended December 31, 2003, 2002 and 2001 in accordance with Canadian generally accepted accounting principles. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied, except for the changes in accounting policies as explained in note 3 to the consolidated financial statements, on a consistent basis.


/s/ KPMG LLP
------------------------
Chartered Accountants

Vancouver, Canada
March 2, 2004, except for note 19, which is as of April 19, 2004


[LOGO] KPMG LLP, a Canadian limited liability partnership is the Canadian member of KPMG International, a Swiss nonoperating association.

ID BIOMEDICAL CORPORATION
Consolidated Balance Sheets
(Expressed in Canadian dollars)

December 31, 2003 and 2002

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash and cash equivalents (note 16)                                  $   149,087,649       $    5,511,422
     Short-term investments (note 5)                                            7,129,511           18,300,499
     Accounts receivable                                                        1,460,894              423,390
     Government assistance receivable (note 6)                                  1,769,324            2,025,548
     Prepaid expenses and other                                                   628,628              508,233
-----------------------------------------------------------------------------------------------------------------------------
                                                                              160,076,006           26,769,092

Deposits                                                                                -              521,000
Facilities and equipment (note 7)                                               8,050,339            4,444,911
Investment (note 8)                                                               413,644              413,644
Patent and trademark rights (note 9)                                            1,394,094            1,519,727
Medical technology and other assets (note 10)                                  24,708,987           28,807,301
Goodwill                                                                          771,314              771,314
-----------------------------------------------------------------------------------------------------------------------------

                                                                          $   195,414,384       $   63,246,989
-----------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued liabilities                             $     8,571,644       $    2,730,202
     Current portion of deferred licensing revenue (note 11)                    2,308,220            2,242,448
     Current portion of long-term debt (note 12)                                        -              978,796
     Current portion of obligations under capital leases
       (note 13)                                                                  183,940              144,894
-----------------------------------------------------------------------------------------------------------------------------
                                                                               11,063,804            6,096,340

Deferred licensing revenue (note 11)                                            3,460,206            5,321,303
Long-term debt (note 12)                                                                -              292,199
Obligations under capital leases (note 13)                                         52,209              254,367
Shareholders' equity:
     Share capital (note 14):
         Authorized: 200,000,000 common shares,
           without par value
         Issued and outstanding: 41,944,847 (2002 - 32,606,071)
           common shares                                                      277,026,716          116,485,416
     Contributed surplus                                                        3,651,078            2,713,564
     Deficit                                                                  (99,839,629)         (67,916,200)
-----------------------------------------------------------------------------------------------------------------------------
                                                                              180,838,165           51,282,780
-----------------------------------------------------------------------------------------------------------------------------

                                                                          $   195,414,384       $   63,246,989
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

Commitments (notes 10 and 17)
Subsequent events (note 19)

See accompanying notes to consolidated financial statements.

Approved on behalf of the Board:

______________________________ Director  ______________________________ Director

ID BIOMEDICAL CORPORATION
Consolidated Statements of Operations
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001

-----------------------------------------------------------------------------------------------------------------------------
                                                                 2003                2002                 2001
-----------------------------------------------------------------------------------------------------------------------------
Revenue:
     Licensing                                       $      2,697,210     $    10,884,527      $     2,538,437
     Contract revenue                                       4,141,450                   -              446,598
-----------------------------------------------------------------------------------------------------------------------------
                                                            6,838,660          10,884,527            2,985,035

Expenses and other:
     Research and development                              31,568,420          15,214,726            8,459,063
     Less government assistance                             2,315,539           2,814,555            1,381,062
-----------------------------------------------------------------------------------------------------------------------------
     Net research and development                          29,252,881          12,400,171            7,078,001
     General and administrative                             6,719,578           4,816,464            4,115,050
     Depreciation and amortization                          4,315,970           4,001,995            3,103,765
-----------------------------------------------------------------------------------------------------------------------------
                                                           40,288,429          21,218,630           14,296,816
-----------------------------------------------------------------------------------------------------------------------------
                                                          (33,449,769)        (10,334,103)         (11,311,781)

Other income (expenses):
     Investment and other income                            1,489,572             551,663            1,714,636
     Interest expense                                         (36,750)           (155,784)            (136,492)
     Gain on sale of short-term investment (note 5)         1,684,979                   -                    -
     Loss on disposal of medical technology
       and other assets (note 10(c), 10(e) and 10(g))      (1,591,131)                  -             (434,306)
     Loss on write-down of short-term investment
       (note 5)                                                     -          (3,754,808)          (4,548,381)
-----------------------------------------------------------------------------------------------------------------------------
                                                            1,546,670          (3,358,929)          (3,404,543)
-----------------------------------------------------------------------------------------------------------------------------

Loss before income taxes                                  (31,903,099)        (13,693,032)         (14,716,324)

Income taxes (note 15)                                         20,330             793,844                    -
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Loss for the year                                    $    (31,923,429)    $   (14,486,876)     $   (14,716,324)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

Loss per share (note 14(g)):
     Basic                                           $         (0.89)     $         (0.46)     $        (0.51)
     Diluted                                                   (0.89)               (0.46)              (0.51)

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

ID BIOMEDICAL CORPORATION
Consolidated Statements of Shareholders' Equity
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001

-----------------------------------------------------------------------------------------------------------------------------
                                                  Common Shares
                                          ---------------------------                                                 Total
                                             Number             Share      Contributed                        shareholders'
                                          of shares           capital          surplus             Deficit           equity
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000               25,761,777  $     79,942,610  $     1,499,900  $      (38,713,000) $    42,729,510
     Loss for the year                            -                 -                -         (14,716,324)     (14,716,324)
     Shares issued under business
       acquisition (note 4(a))            4,000,000        24,482,100                -                   -       24,482,100
     Shares issued upon exercise of
       purchase warrants                    992,071         5,888,748                -                   -        5,888,748
     Shares issued for directors fees         9,690            54,430                -                   -           54,430
     Shares issued for cash upon
       exercise of stock options and
       special rights                       154,273           289,070                -                   -          289,070
     Contributed surplus on acquisition
       of additional shares in IDBW (note 4(b))   -                 -        1,213,664                   -        1,213,664
     Shares repurchased and cancelled       (47,287)         (285,550)               -                   -         (285,550)
-----------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2001               30,870,524       110,371,408        2,713,564         (53,429,324)      59,655,648
     Loss for the year                            -                 -                -         (14,486,876)     (14,486,876)
     Shares issued upon exercise of
       purchase warrants                    501,400         1,378,850                -                   -        1,378,850
     Shares issued for directors fees        19,073           111,836                -                   -          111,836
     Shares issued for cash upon
       exercise of stock options          1,215,074         4,623,322                -                   -        4,623,322
-----------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2002               32,606,071       116,485,416        2,713,564         (67,916,200)      51,282,780
     Loss for the year                            -                 -                -         (31,923,429)     (31,923,429)
     Shares issued for directors fees         6,283            80,426                -                   -           80,426
     Shares issued for cash upon
       exercise of stock options            513,544         2,975,921                -                   -        2,975,921
     Options exercised for which stock-
       based compensation has been
       recorded                                   -            23,024          (23,024)                  -                -
     Shares issued for cash pursuant to
       public offering (note 14(c))       8,800,000       166,874,888                -                   -      166,874,888
     Share issuance costs                         -        (9,764,884)               -                   -       (9,764,884)
     Shares issued on settlement of
       share capital obligation
       (note 10(d))                          18,949           351,925         (703,850)                  -         (351,925)
     Stock-based compensation                     -                 -        1,664,388                   -        1,664,388
-----------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003               41,944,847  $    277,026,716  $     3,651,078  $      (99,839,629) $   180,838,165
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

ID BIOMEDICAL CORPORATION
Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001

-----------------------------------------------------------------------------------------------------------------------------
                                                                 2003                2002                 2001
-----------------------------------------------------------------------------------------------------------------------------
Cash provided by (used in):

Operations:
     Loss for the year                               $    (31,923,429)    $   (14,486,876)     $   (14,716,324)
     Items not affecting cash:
         Depreciation and amortization                      4,315,970           4,001,995            3,103,765
         Accrued interest on long-term debt                    14,020              88,191               17,026
         Loss on disposal of medical technology
           and other assets                                 1,591,131                   -              434,306
         Loss on write-down of short-term investment                -           3,754,808            4,548,381
         Gain on sale of short-term investment             (1,684,979)                  -                    -
         Directors fees paid in shares                         80,426             111,836               54,430
         Loss (gain) on disposal of facilities and
           equipment                                          (15,438)             (5,179)                 892
         Unrealized foreign exchange loss (gain)              (66,992)            (20,526)              13,669
         Stock-based compensation expense                   1,664,388                   -                    -
     Net changes in non-cash working capital balances
       relating to operations:
         Accounts receivable                               (1,037,504)          1,020,357           (1,080,899)
         Government assistance receivable                     256,224             235,200             (327,343)
         Prepaid expenses and other                          (120,395)            (47,673)             195,733
         Accounts payable and accrued liabilities           5,841,442              21,685               58,525
         Deferred licensing revenue                        (1,795,325)         (1,862,247)          (1,754,361)
-----------------------------------------------------------------------------------------------------------------------------
                                                          (22,880,461)         (7,188,429)          (9,452,200)

Investments:
     Short-term investments, net                           12,855,967           1,171,230            8,684,223
     Proceeds from disposal of facilities and
       equipment                                               51,399               7,000                  270
     Facilities and equipment                              (5,271,099)         (1,662,682)          (1,781,884)
     Patent and trademark rights                             (327,071)           (436,896)            (492,472)
     Medical technology                                       (11,923)           (570,495)            (799,597)
     Deposits                                                 521,000             172,000                    -
     Cash obtained on acquisition                                   -                   -              254,194
     Cash paid on acquisition of Intellivax
       International Inc. (note 4(a))                               -                   -           (1,251,621)
-----------------------------------------------------------------------------------------------------------------------------
                                                            7,818,273          (1,319,843)           4,613,113

Financing:
     Proceeds on issuance of common shares                169,850,809           6,002,172            6,177,818
     Share issuance costs                                  (9,764,884)                  -                    -
     Settlement of share capital obligation (note 10(d))     (351,925)                  -                    -
     Repayment of demand loan                                       -            (812,000)                   -
     Repayment of long-term debt                             (932,473)         (1,348,562)             (51,684)
     Repayment of obligations under capital leases           (163,112)           (257,857)            (308,946)
-----------------------------------------------------------------------------------------------------------------------------
                                                          158,638,415           3,583,753            5,817,188
-----------------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents          143,576,227          (4,924,519)             978,101

Cash and cash equivalents, beginning of year                5,511,422          10,435,941            9,457,840
-----------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year (note 16)     $    149,087,649      $    5,511,422       $   10,435,941
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Consolidated Statements of Cash Flows (Continued)
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001

-----------------------------------------------------------------------------------------------------------------------------
                                                                 2003                2002                 2001
-----------------------------------------------------------------------------------------------------------------------------
Supplementary information:
     Cash paid for:
         Interest                                     $        52,467     $       156,306      $       119,466
         Income taxes                                          20,330             793,844                    -
     Non-cash transactions:
         Facilities and equipment acquired by means of a
           capital lease                                            -             179,036                    -
         Issuance of common shares for acquisition
           of Intellivax International Inc. (note 4(a))             -                   -           24,482,100
         Issuance of debt on acquisition of
           shares (note 10(c))                                      -                   -              285,550
         Issuance of debt on acquisition of medical
           technology (note 4(b)(ii))                               -                   -            2,092,251
         Acquisition of additional shares in IDBW
           (note 4(b)(i) and 4(b)(iii))                             -                   -            1,213,664
         Issuance of shares on settlement of share
           capital obligation (note 10(d))                    351,925                   -                    -

-----------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

1.   OPERATIONS:

     ID Biomedical Corporation (the "Company"), was incorporated under the Company Act (British Columbia) on March 4, 1991. The primary business purpose of the Company is the development of proprietary subunit vaccines including those based on its Proteosome(TM) protein intranasal adjuvant / delivery technology. In addition to the Company's primary business, the Company owns and licenses rights to its proprietary genomics analysis system, Cycling Probe(TM) Technology.


2.   SIGNIFICANT ACCOUNTING POLICIES:

     (a) Basis of presentation:

         These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and include the accounts of the Company, its wholly-owned Canadian subsidiary ID Biomedical Corporation of Quebec ("IDBQ", formerly Intellivax International Inc. ("IVX")), IDBQ's wholly-owned US subsidiary ID Biomedical Corporation of Maryland (formerly Intellivax Inc.), and the Company's wholly-owned US subsidiary (2002 and 2001 - 97%), ID Biomedical Corporation of Washington ("IDBW").

         These consolidated financial statements are prepared in accordance with generally accepted accounting principles in Canada which, to these consolidated financial statements and except as disclosed in note 21, are not materially different from generally accepted accounting principles in the United States and from practices prescribed by the United States Securities and Exchange Commission.

         All significant intercompany transactions and balances have been eliminated on consolidation.

     (b) Cash equivalents:

         Cash equivalents are highly liquid Canadian and US dollar investments, in treasury bills, term deposits with major financial institutions and commercial paper, that are readily convertible to cash and with maturities at the date of purchase of three months or less. Investments with maturities at the date of purchase of more than three months and less than one year are separately classified in short-term investments on the consolidated balance sheet. The carrying value of cash equivalents approximates their market value.

     (c) Short-term investments:

         Short-term investments include US dollar marketable securities, and Canadian and US dollar investments in treasury bills, term deposits with major financial institutions, bonds and commercial paper with maturities at the date of purchase of more than three months and less than one year. Short-term investments are stated at the lower of cost and net realizable value.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (d) Long-term investment:

         The investment is accounted for using the cost method. Under the cost method, the original cost of the shares is adjusted for dividends received in excess of the Company's pro rata share of post acquisition income or if an other than temporary decline in value occurs. The Company's management reviews the underlying value of the investment on a regular basis by reference to estimated fair value based on established criteria including trading value, anticipated cash flows and profitability of the investee.

     (e) Facilities and equipment:

         Facilities and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful life. Office furniture and equipment is depreciated over three years and laboratory equipment over five years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the lease term.

     (f) Patent and trademark rights:

         The costs incurred to obtain patents and trademark rights are capitalized. Costs are amortized over the lesser of the remaining legal life or estimated useful life of the patent or trademark once use of the related product commences or once the Company enters into a licensing agreement with respect to the technology. The cost of servicing the Company's patents and trademarks are expensed as incurred.

     (g) Medical technology:

         The costs of acquiring medical technology are capitalized. Costs are amortized over the estimated useful life of the technology once use of the related product commences or once the Company enters into a licensing agreement with respect to the technology.

     (h) Valuation of long-lived assets:

         If management determines that the carrying value of facilities and equipment, patent and trademark rights or medical technology exceed the recoverable value based on future undiscounted cash flows, such assets are written down to their fair values.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (i) Leases and lease inducements:

         Leases entered into are classified as either capital or operating leases. Leases, which substantially transfer all benefits and risks of ownership of the asset to the Company, are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the purchase and financing.

         All other leases are accounted for as operating leases wherein rental payments are expensed as incurred.

         Lease inducements represent free rent periods provided by the landlord and are amortized on a straight-line basis over the term of the lease and are recorded as a reduction of rent expense.

     (j) Revenue recognition:

         Revenue from the Company's medical technology agreements, including royalty payments, license and option fees and milestone payments, some of which are received as non-refundable upfront payments, is recorded net of amounts payable to third parties and is recognized on an accrual basis as the Company fulfills its obligations related to the various elements within the licensing agreement, in accordance with the contractual arrangements with third parties and the term over which the underlying benefit has been conferred. Payments related to medical technology agreements in which the benefit is conferred in future periods are deferred and recognized as revenue on a straight-line basis over the term of the related agreements. Revenues associated with multi-element arrangements are attributed to the various elements based on their relative fair values.

         Revenue from product sales is recognized upon shipment, which is when title passes and the Company has no continuing obligations related to the product.

         Cash or other compensation received in advance of meeting the revenue recognition criteria is recorded as deferred revenue.

         Contract revenue is recorded at the time the associated research and development activities are performed, in accordance with the terms of the specific contracts.

     (k) Research and development expenditures:

         Research costs are expensed in the period in which they are incurred. Development costs are expensed in the period incurred unless the Company believes a development project meets stringent criteria for capitalization and amortization. No development costs have been capitalized to date.

     (l) Government assistance:

         Government assistance, consisting of grants, forgivable loans and research tax credits, is recorded as a reduction of the related expense or cost of the asset acquired when reasonable assurance exists that the Company has complied with the terms and conditions of the approved grant or forgivable loan program, or for tax credits, when there is reasonable assurance that they will be realized. Government forgivable loans are a form of government assistance and are repayable by way of royalties only if revenues are generated from specified product sales.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (m) Income taxes:

         The Company follows the asset and liability method for accounting for income taxes. Under this method, future income taxes are recognized for the future income tax consequences attributable to differences between the financial statement carrying values and their respective income tax bases ("temporary differences"), and tax credits and loss carry forwards. The resulting changes in the net future tax asset or liability are included in income. Future tax assets and liabilities are measured using substantially enacted or enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is included in income in the period that includes the substantial enactment date. Future income tax assets are evaluated and if realization is not considered "more likely than not", a valuation allowance is provided.

     (n) Fair value of financial instruments:

         Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, term deposits, bonds, commercial paper, amounts receivable (including government assistance receivable), accounts payable and accrued liabilities and demand loan, approximate fair value due to their short maturities. The obligations under capital leases bear interest at rates that in management's opinion approximate the current interest rates and therefore their fair value. The fair value of marketable securities is disclosed in note 5. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its long-term debt approximates fair value.

     (o) Foreign exchange:

         The Company's currency of measurement and presentation is the Canadian dollar. The Company's subsidiaries that are located in the United States are considered to be integrated foreign operations. Accordingly, monetary items of the subsidiaries are translated into Canadian dollars at the exchange rate in effect at the balance sheet date and non-monetary items are translated at historical exchange rates. Revenue and expense items are translated at transaction date rates. Any exchange gains or losses are included in earnings.

     (p) Net earnings (loss) per share:

         Net earnings (loss) per share is calculated based on the weighted average number of common shares outstanding. Diluted earnings (loss) per share is calculated using the treasury stock method.

     (q) Estimates:

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant areas requiring the use of management estimates relate to the determination of the valuation of investments, patent and trademark rights and medical technology, the useful lives of assets for depreciation and amortization, stock-based compensation, the amounts recorded as revenue and deferred licensing revenue and accrued liabilities, and the allocation of the purchase price on an acquisition.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (q) Estimates (continued):

         The Company's ability to recover the carrying value of its medical technology, patent and trademark rights and other assets depends on a variety of factors such as: legal, regulatory or contractual limitations; known technological advances; anticipated demand; the existence or absence of competition; and the continued availability of capital to finance the Company's activities.

     (r) Stock-based compensation plan:

         The Company has a stock-based compensation plan, which is described in note 14(e). As of January 1, 2003 compensation expense is recognized for the plan when stock or stock options are issued to employees and non-employees (note 3(a)). Any consideration paid by employees upon the exercise of stock options or purchase of stock is recorded as an increase in share capital.

     (s) Comparative figures:

         Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.


3. CHANGES IN ACCOUNTING PRINCIPLES:

     (a) Stock-based compensation:

         During the year the Company adopted the recommendations contained in the Canadian Institute of Chartered Accountants ("CICA") Handbook
         Section 3870 - STOCK BASED COMPENSATION. Under this pronouncement, the Company has chosen to prospectively adopt the fair value method of accounting for all employee and non-employee stock-based compensation granted, modified or settled on or after January 1, 2003. No retroactive restatement is required and adoption of the recommendation has no effect on the prior period consolidated financial statements.

         Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the equity instruments issued, and the awards are periodically re-measured during the vesting period as the options are earned. Any changes therein are recognized over the period, and in the same manner as if the Company had paid cash instead of paying with or using equity instruments. The fair value of stock-based awards to employees is typically measured at the grant date and amortized over the vesting period.

         Prior to the adoption of the fair value method, the Company had used the settlement method for the recording of stock-based compensation. No compensation expense was recognized for the plan when stock or stock options were issued to employees.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

3.   CHANGES IN ACCOUNTING PRINCIPLES (CONTINUED):

     (a) Stock-based compensation (continued):

         Had compensation cost for the Company's employee stock option plan been determined based on the fair value at the grant dates for awards under this plan issued between January 1, 2002 and December 31, 2003, consistent with the fair value based method of accounting for stock-based compensation, the Company's loss for the year end and loss per share would have been the pro forma amounts indicated below:

-----------------------------------------------------------------------------------------------------------------------------
         2003                                                                 As reported            Pro forma
-----------------------------------------------------------------------------------------------------------------------------
         Loss for the year                                                 $  (31,923,429)      $  (36,316,473)
         Loss per share:
              Basic                                                        $        (0.89)      $        (1.02)
              Diluted                                                               (0.89)               (1.02)

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
         2002                                                                 As reported            Pro forma
-----------------------------------------------------------------------------------------------------------------------------
         Loss for the year                                                 $  (14,486,876)      $  (17,408,588)
         Loss per share:
              Basic                                                        $        (0.46)      $        (0.55)
              Diluted                                                               (0.46)               (0.55)

-----------------------------------------------------------------------------------------------------------------------------

     (b) Revenue recognition:

         During the year, the Company adopted the recommendations of the Emerging Issues Task Force ("EITF") in consensuses, EIC-141, REVENUE RECOGNITION and EIC-142, REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES. These consensuses conform Canadian GAAP to US GAAP, including the EITF consensus regarding EITF Issue 00-21. The consensus addresses not only when and how an arrangement involving multiple deliverables should be divided into separate elements of accounting, but also how the arrangement's consideration should be allocated among separate units. Adoption of the consensuses had no effect on the consolidated financial statements.

4.   ACQUISITIONS:

     (a) Intellivax International, Inc. ("IVX"):

         By a share purchase agreement completed May 15, 2001, the Company acquired all of the outstanding common shares of IVX, subsequently renamed to ID Biomedical Corporation of Quebec ("IDBQ"), a mucosal vaccine delivery company based in Montreal, Quebec, for consideration consisting of:

-----------------------------------------------------------------------------------------------------------------------------

         4,000,000 common shares of the Company,
           valued at their market price at the date of completion                               $   24,482,100
         Acquisition costs                                                                           1,251,621
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                $   25,733,721
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

         The 4,000,000 common shares are subject to an escrow agreement and were released over 24 months from the date of acquisition.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

4.   ACQUISITIONS (CONTINUED):

     (a) Intellivax International, Inc. ("IVX") (continued):

         The acquisition has been accounted for by the purchase method of accounting and results of the operations have been consolidated from May 15, 2001, the date of acquisition. The purchase price allocation has been assigned to the specific assets acquired and liabilities assumed, based on their fair values, as follows:

-----------------------------------------------------------------------------------------------------------------------------
         Identifiable assets acquired:
              Cash                                                                              $      254,194
              Other current assets                                                                   2,227,295
              Deposits                                                                                 693,000
              Facilities and equipment                                                               1,592,799
              Patent rights                                                                            271,896
              Medical technology and other assets                                                   22,969,412
              Goodwill                                                                                 809,880
         Liabilities assumed:
              Current liabilities                                                                   (2,655,277)
              Long-term debt                                                                          (106,384)
              Capital leases                                                                          (323,094)
-----------------------------------------------------------------------------------------------------------------------------

         Purchase price                                                                         $   25,733,721
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


         Upon the acquisition, the Company assumed operating lease commitments of approximately $1.3 million as well as agreements that require payment of future royalties on certain commercialized products and/or sublicenses granted to third parties.

     (b) ID Biomedical Corporation of Washington:

         (i) On July 25, 2001, the Company acquired an additional 4,906,008 shares from treasury of IDBW, for consideration of the conversion of a loan of $12,854,581 to IDBW and cash of $3,748,498, increasing the Company's ownership interest to 94.46%. The acquisition of non-controlling interest has been accounted for by the step purchase method. A purchase price discrepancy of $1,139,746, which arose on the acquisition, has been allocated to medical technology and other assets.

         (ii) By an agreement dated November 16, 2001, the Company purchased 283,334 common shares of IDBW from Aventis Pasteur ("AP") and cancelled AP's right to exchange these IDBW shares for 714,286 common shares of the Company for consideration of a note payable of US$1,400,000, increasing the Company's ownership interest to 96.73%. The acquisition of non-controlling interest has been accounted for by the step purchase method. A purchase price discrepancy of $2,092,251, which arose on the transaction has been allocated to medical technology and other assets.

         (iii)On December 6, 2001, the Company acquired an additional 820,864 common shares from treasury of IDBW for cash consideration of $2,964,794 increasing the Company's ownership interest to 96.93%. The acquisition of non-controlling interest has been accounted for by the step purchase method. A purchase price discrepancy of $73,918, which arose on the acquisition has been allocated to medical technology and other assets.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

5.   SHORT-TERM INVESTMENTS:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------------------
     Term deposits, treasury bills and government-backed
       commercial paper bonds                                              $    7,129,511       $   11,001,019
     Commercial paper                                                                   -            6,454,728
     Marketable securities                                                              -              844,752
-----------------------------------------------------------------------------------------------------------------------------

                                                                           $    7,129,511       $   18,300,499
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

     Investments in term deposits, treasury bills, government-backed commercial paper and commercial paper are stated at cost, which approximates fair market value at December 31, 2003. Marketable securities in 2002 represented common shares of Third Wave Technologies Inc. and were written down to $844,752 during the year ended December 31, 2002. At December 31, 2002, the fair market value of the marketable securities was approximately $2,280,000. During the year ended December 31, 2003, the marketable securities were disposed of for proceeds of $2,529,731, resulting in a gain on disposal of $1,684,979.

6.   GOVERNMENT ASSISTANCE RECEIVABLE:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------------------
     Investment tax credits receivable (a)                                 $      428,040       $      984,002
     Technology Partnerships Canada receivable (b)                              1,341,284            1,041,546
-----------------------------------------------------------------------------------------------------------------------------

                                                                           $    1,769,324       $    2,025,548
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

     (a) In 2003, the Company recorded $553,057 (2002 - $770,741; 2001 -
         $447,009) related to government research tax credits and nil (2002 - $31,220; 2001 - $112,794) in other grants as a reduction of the related research and development expenses.

     (b) Under the terms of an agreement entered into by IDBQ with Technology Partnerships Canada prior to the acquisition on May 15, 2001, IDBQ agreed to receive a financial contribution to a maximum amount of $5,938,680 over a period of three years for the development of mucosal proteosome vaccines for infectious diseases. IDBQ is committed to pay royalties of 4.5% based on its recognized gross revenues stemming from the commercialization of the mucosal proteosome vaccines for infectious diseases until 2012 to a maximum of $10,800,000. In 2003, $1,762,482
         (2002 - $2,012,594; 2001 - $821,259) was recorded as a reduction of the related research and development expenses. To date, IDBQ has claimed the maximum amount under the agreement and as at December 31, 2003 no royalties are payable.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------



7.   FACILITIES AND EQUIPMENT:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Accumulated
                                                                            depreciation and          Net book
     2003                                                            Cost       amortization             value
-----------------------------------------------------------------------------------------------------------------------------
     Laboratory equipment                                   $   6,941,842     $    3,318,023     $   3,623,819
     Office furniture and equipment                             2,054,410          1,312,750           741,660
     Leasehold improvements                                     4,493,144            808,284         3,684,860
-----------------------------------------------------------------------------------------------------------------------------

                                                            $  13,489,396     $    5,439,057     $   8,050,339
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Accumulated
                                                                            depreciation and          Net book
     2002                                                            Cost       amortization             value
-----------------------------------------------------------------------------------------------------------------------------
     Laboratory equipment                                   $   4,671,256     $    2,377,090     $   2,294,166
     Office furniture and equipment                             1,386,915            935,229           451,686
     Leasehold improvements                                     2,896,265          1,197,206         1,699,059
-----------------------------------------------------------------------------------------------------------------------------

                                                            $   8,954,436     $    4,509,525     $   4,444,911
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

     Included in the cost of facilities and equipment are approximately $603,617 (2002 - $603,617) of assets under capital leases with accumulated amortization in the amount of approximately $358,332 (2002 - $216,717).


8.   INVESTMENT:

     During 2000, the Company received 1,000,000 common shares of DiscoveRx, a private company, as payment for a research license and option valued at US$280,000. The Company's investment in DiscoveRx represents less than 1% of DiscoveRx's issued and outstanding voting shares and is carried at cost.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

9. PATENT AND TRADEMARK RIGHTS:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------------------
     Cost                                                                  $    1,726,805       $    1,857,962
     Accumulated amortization                                                     332,711              338,235
-----------------------------------------------------------------------------------------------------------------------------

                                                                           $    1,394,094       $    1,519,727
-----------------------------------------------------------------------------------------------------------------------------

     During the year ended December 31, 2003, the Company wrote off $69,125 (2002 - $14,575; 2001 - $70,034) of previously capitalized patent rights due to patent applications that the Company did not consider worthy of pursuing. The amounts written off were included in amortization expense. In 2003, the Company also wrote off $273,628 of previously capitalized patent rights related to the disposal of medical technology. The amounts written off were included in the loss on disposal of medical technology and other assets.


10. MEDICAL TECHNOLOGY AND OTHER ASSETS:

     Medical technology and other assets includes payments made under contractual agreements to acquire certain medical technologies and the cost of licenses.

-----------------------------------------------------------------------------------------------------------------------------
                                                                              Accumulated             Net book
     2003                                                        Cost        amortization                value
-----------------------------------------------------------------------------------------------------------------------------
     Meiogenics Agreement (a)                         $     2,500,000      $    1,370,432       $    1,129,568
     IDNA Agreement (b)                                       849,090             443,581              405,509
     UTRC Agreement (d)                                     1,876,629             547,544            1,329,085
     WRAIR Agreements (f)                                      38,471               4,770               33,701
     Acquired medical technology and other assets          26,275,327           4,464,203           21,811,124
-----------------------------------------------------------------------------------------------------------------------------

                                                      $    31,539,517      $    6,830,530       $   24,708,987
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                                                              Accumulated             Net book
     2002                                                        Cost        amortization                value
-----------------------------------------------------------------------------------------------------------------------------

     Meiogenics Agreement (a)                         $     2,500,000      $      971,768       $    1,528,232
     IDNA Agreement (b)                                       849,090             300,470              548,620
     UCLA Agreement (c)                                     3,879,829           2,083,487            1,796,342
     UTRC Agreement (d)                                     1,848,927             459,081            1,389,846
     UBC Agreement (e)                                         22,242                   -               22,242
     WRAIR Agreements (f)                                      54,250               2,183               52,067
     Acquired medical technology and other assets          26,275,327           2,805,375           23,469,952
-----------------------------------------------------------------------------------------------------------------------------

                                                      $    35,429,665      $    6,622,364       $   28,807,301
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

     Estimated amortization expense related to medical technology and other assets and patent and trademark rights for each of the next three years to 2006 is approximately $2.4 million and $1.8 million in 2007 and 2008.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------


10.  MEDICAL TECHNOLOGY AND OTHER ASSETS (CONTINUED):

     (a) Meiogenics Agreement:

         The Company and Meiogenics US Limited Partnership, Meiogenics Canada Limited Partnership and Meiogenics Technology Management Corp. ("Meiogenics") entered into an asset purchase agreement (the "Meiogenics Agreement") dated July 29, 1992, as amended, under which the Company acquired certain patents, proprietary technology and intellectual property associated with Scissile Linkage Technology ("SLT") and Cycling Probe(TM) Technology ("CPT") (the "Meiogenics Assets") from Meiogenics effective December 18, 1992.

         Under the Meiogenics Agreement, the Company made an initial payment of $1,000,000 consisting of 320,000 common shares of the Company issued from treasury. The Company also made a milestone payment of $1,000,000, comprised of 355,872 common shares of the Company issued from treasury. During 2002, the Company and Meiogenics entered into an agreement whereby the Company agreed to and paid a final cash payment of $500,000. Under the new agreement, the Company has no further obligation to make payments under the Meiogenics Agreement.

     (b) IDNA Agreement:

         The Company and Integrated DNA Technologies, Inc. ("IDNA") entered into an asset purchase agreement (the "IDNA Agreement") dated January 27, 1993 under which the Company acquired certain assets and was granted an exclusive sublicense of certain patents and patent applications relating to CPT (the "IDNA Assets"). On March 31, 1997, the Company granted IDNA a non-exclusive license to use the Meiogenics Assets and the IDNA Assets for the sole purpose of developing, producing and marketing products, based on SLT and CPT to be used for non-medical research purposes by institutions. The Company is entitled to receive royalties on the sale of any such products by IDNA.

         In addition, on March 31, 1997 the Company and IDNA entered into an amendment to the IDNA Agreement pursuant to which the Company has agreed to fund a research and development program to be carried out by IDNA. Any funds paid by the Company to IDNA under this program will reduce the amount otherwise payable (the "Milestone Payment") by the Company to IDNA under the IDNA Agreement upon the achievement of certain goals relating to commercial development of the IDNA Assets. In 2001, the Company achieved a milestone and a final payment of US$351,000 (CDN$531,590) was paid.

     (c) UCLA Agreement:

         IDBW and the University of California at Los Angeles ("UCLA") entered into a licensing agreement (the "UCLA Agreement") dated April 7, 1993, as amended by various amendments, pursuant to which IDBW was granted an exclusive, worldwide royalty-bearing license to use certain patented technology of UCLA (the "UCLA technology") for the development of vaccines and immunotherapeutics against MYCOBACTERIUM TUBERCULOSIS. UCLA also granted IDBW the right to issue exclusive or non-exclusive sublicenses to third parties to use the UCLA technology. UCLA also granted to IDBW exclusive, worldwide license rights to a vaccine against LEGIONELLA PNEUMOPHILA (Legionnaires disease) developed by UCLA. The rights to the LEGIONELLA PNEUMOPHILA VACCINE were terminated and returned to UCLA in 1998. Under the agreement, UCLA has collaborated with IDBW in research, development and testing of the tuberculosis vaccine and as needed will collaborate in the future.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

10.  MEDICAL TECHNOLOGY AND OTHER ASSETS (CONTINUED):

     (c) UCLA Agreement (continued):

         Under the UCLA Agreement, as amended, IDBW paid UCLA a license issue fee of US$750,000 and will make further payments upon the attainment of certain milestones relating to the commercial development of the tuberculosis vaccine by UCLA and IDBW. The potential aggregate cost to IDBW to obtain the exclusive, worldwide royalty-bearing license to the UCLA technology, including the license issue fee and all development milestones, will total US$4,750,000 plus royalties.

         UCLA attained the first development milestone in 1994 which resulted in a payment by IDBW of US$1,000,000 to UCLA and on February 28, 1996, UCLA exercised its option to cause the Company to deliver to UCLA 82,238 common shares of the Company, which amounted to a value of US$650,000. UCLA attained the second development milestone in 1995 which resulted in a payment by IDBW of US$500,000 to UCLA. In 2001, the agreement was amended to provide an increased royalty rate in exchange for the return of 47,287 shares of the Company (note 12).

         In 2002, IDBW terminated its rights and obligations to certain pending patent applications while retaining its rights and obligations to several issued patents. In 2003, the Company decided to discontinue research and development activities related to the development of the tuberculosis vaccine. As a result of this decision, the remaining estimated obligation to UCLA, repayable on the basis of increased royalties under the license agreement, totaling $285,550 was written off as an offset to the loss on disposal of medical technology and other assets related to the tuberculosis vaccine totaling $1,650,716. No further payments relating to the commercial development of UCLA's technology or royalties on product sales are due.

     (d) UTRC Agreement:

         IDBW and the University of Tennessee Research Corporation ("UTRC") entered into a licensing agreement (the "UTRC Agreement") dated August 29, 1997 pursuant to which IDBW was granted an exclusive, worldwide license to use certain patented technology of UTRC (the "UTRC Technology") for the development of a vaccine against group A streptococcus. UTRC also granted IDBW the right to issue exclusive or non-exclusive sublicenses to third parties.

         Annual license maintenance fees are due and have been paid on each anniversary date of the agreement. In 1999, IDBW achieved its first development milestone after final documents were filed by the National Institute of Health and National Institute of Allergy and Infectious Diseases. The Company issued US$1,000,000 in common shares of IDBW upon accomplishment of this milestone in 2000. This amount was recorded as contributed surplus upon consolidation. The potential aggregate cost for IDBW to obtain the exclusive, worldwide license to the UTRC Technology, including the execution fee, the license maintenance payments and all development milestones will total US$370,000 cash, US$2,500,000 of IDBW common shares at market price and, upon receiving FDA approval for the first vaccine that utilizes UTRC technology, 3% of the then issued and outstanding shares of IDBW.

         On August 20, 2003, IDBW executed an amendment to the UTRC Agreement. Upon signing the amendment, UTRC returned 408,163 shares of IDBW common stock and IDBW paid UTRC US$250,000 cash and provided UTRC US$250,000 worth of common stock of the Company, equaling 18,949 shares at the time of the amendment. The amendment also provides that all future milestone payments, if milestones are achieved, will be paid in common shares of the Company. There are no royalties due under this agreement. With the cancellation of the outstanding shares of IDBW held by UTRC, the effective ownership of IDBW by the company increased to 100% and the Company fulfilled its share capital obligation.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------


10.  MEDICAL TECHNOLOGY AND OTHER ASSETS (CONTINUED):

     (e) UBC Agreement:

         IDBW and The University of British Columbia ("UBC") entered into a License Agreement effective March 1, 2002 (the "UBC Agreement") pursuant to which IDBW was granted exclusive worldwide royalty-bearing rights to develop and market vaccines or immunotherapeutics based on UBC's proprietary technology related to ENTERHEMORRHAGIC E. COLI AND ENTEROPATHOGENIC E. COLI ("E. COLI"). Under the UBC Agreement, UBC and IDBW were to collaborate on further research, development and testing of vaccines and other immunotherapeutics against E. COLI. IDBW paid net license fees of US$15,000 and patent costs of $135,464 to December 31, 2002.

         On April 2, 2003, the Company notified UBC that it would be terminating the UBC Agreement. Under the terms of the UBC Agreement, the Company's rights and obligations associated with the technology ceased as of May 30, 2003. No further payments relating to the commercial development of UBC's technology or royalties on product sales are due. License fees and patent costs totaling $225,965, incurred up until the date of termination were subsequently written off.

     (f) WRAIR Agreements:

         (i)  Exclusive patent license agreement:

              IDBQ and the Walter Reed Army Institute of Research ("WRAIR") entered into a patent license whereby WRAIR granted IDBQ a worldwide exclusive license, with the right to grant sub-licenses, for the use of certain patents and patent applications covering the Proteosome(TM) and Proteosome-based technologies. Under this agreement, IDBQ agreed to make payments upon the attainment of specified milestones for each product identified and pay royalties based on net sales of commercialized products and payments received for any sublicense granted to a third party. This agreement shall extend for the full term of patents issued or to be issued from the referred licensed patent rights.

         (ii) Research Agreements:

              IDBQ and WRAIR have also entered into cooperative research and development agreements in connection with research of Proteosome-based vaccines for enteric and infectious diseases, HIV infections and AIDS. Under the terms of the agreements, WRAIR, on behalf of the US government, agrees to grant IDBQ the rights to negotiate for an exclusive license to inventions developed under each cooperative research agreement, with WRAIR retaining certain non-exclusive rights for US government purposes.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

10. MEDICAL TECHNOLOGY AND OTHER ASSETS (CONTINUED):

     (g) TheraGuide Agreement:

         IDBW and TheraGuide, Inc. ("TheraGuide") entered into a Memorandum of Agreement dated November 24, 1997 (the "TheraGuide Agreement") and subsequently completed a license agreement on December 21, 2000, pursuant to which IDBW was granted exclusive worldwide royalty-bearing rights to develop and market vaccines or immunotherapeutics based on TheraGuide's proprietary technology related to human immunodeficiency virus ("HIV"). Under the TheraGuide Agreement, IDBW has paid license fees of US$150,000 to December 31, 2000. On November 15, 2001, IDBW terminated its rights and obligations to the HIV therapeutic vaccine. Under the termination agreement with TheraGuide, IDBW retained certain rights of first refusal to relicense the intellectual property in the future, and made a payment of US$140,000 to TheraGuide for reimbursement of preclinical expenses. The cumulative amount paid including the payment made for the right of first refusal to relicense was expensed in 2001 as a loss on disposal of medical technology and other assets.

     (h) CPT and SLT License Agreements:

         The Company has entered into several non-exclusive license, settlement and distribution agreements with various companies, granting these companies non-exclusive licenses to the CPT and SLT technologies, and to various products using these technologies. To December 31, 2003, the Company has received non-refundable fees which are being recognized in accordance with the underlying contractual agreements. The Company may also earn future milestone payments and royalties on product sales.


11.  DEFERRED LICENSING REVENUE:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------------------
     Balance, beginning of year                                            $    7,563,751       $    9,425,998
     Additions                                                                    894,244              762,700
     Revenue recognized                                                        (2,689,569)          (2,624,947)
-----------------------------------------------------------------------------------------------------------------------------

     Balance, end of year                                                       5,768,426            7,563,751
     Current portion                                                            2,308,220            2,242,448
-----------------------------------------------------------------------------------------------------------------------------

                                                                           $    3,460,206       $    5,321,303
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

12.  LONG-TERM DEBT:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------------------
     Unsecured note payable to Aventis Pasteur (note 4(b)(ii)) with an
       effective interest rate of 6.5% per annum                           $            -       $      931,012
     Estimated amount payable to UCLA (note 10(c))                                      -              285,550
     Bank loan secured and payable under the terms of the Federal
       Small Business Financing Act, bearing interest at the bank's
       prime rate plus 1.25% per annum                                                  -               41,667
     Unsecured promissory note bearing interest at 8.35% per annum                      -               12,766
-----------------------------------------------------------------------------------------------------------------------------
                                                                                        -            1,270,995
     Current portion of long-term debt                                                  -              978,796
-----------------------------------------------------------------------------------------------------------------------------

                                                                           $            -       $      292,199
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


13. OBLIGATIONS UNDER CAPITAL LEASES:

    Minimum future payments at December 31, 2003 required under capital leases are as follows:

-----------------------------------------------------------------------------------------------------------------------------
     2004                                                                                       $      190,480
     2005                                                                                               34,622
     2006                                                                                               20,197
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                       245,299
     Interest at 5.91% to 8.32%                                                                          9,150
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                       236,149
     Current portion                                                                                   183,940
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                $       52,209
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

14.  SHARE CAPITAL:

     (a) Authorized:
            200,000,000 common shares, without par value 100,000,000 class A preference shares, with a par value of $10 100,000,000 class B preference shares, with a par value of $50

     (b) Shares issued for non-cash consideration have been assigned values based on market prices at date of agreement for issuance.

     (c) Common share and unit offerings:

         (i) On May 28, 2003, the Company completed a public offering of 3,000,000 common shares at a price of US$8.50 per share, resulting in gross proceeds of US$25,500,000 ($34,968,150 CAD).

         (ii) On October 28, 2003, the Company completed a unit offering of 5,800,000 units at a price of US$17.37 per unit, resulting in gross proceeds of US$100,746,000 ($131,906,738 CAD). Each unit consisted of one common share and one-half of one common share purchase warrant. Each whole common share purchase warrant entitles the holder to one common share for a subscription price of US$25.00 and is exercisable by the holder for four years.

     (d) Warrants:

-----------------------------------------------------------------------------------------------------------------
                                    2003                         2002                            2001
                           ----------------------      -------------------------        -------------------------
                                         Weighted                       Weighted                         Weighted
                                          average                        average                          average
                           Shares  exercise price       Shares    exercise price         Shares    exercise price
-----------------------------------------------------------------------------------------------------------------
         Outstanding,
           beginning
           of year              -              -       501,400          $  2.75       2,533,991        $     5.54
         Issued         2,900,000      US$25.00              -               -                -                 -
         Exercised              -              -      (501,400)            2.75        (992,071)             5.94
         Expired                -              -             -               -       (1,040,520)             6.50
-----------------------------------------------------------------------------------------------------------------

         Outstanding,
           end
           of year      2,900,000       US$25.00             -          $    -          501,400        $     2.75
-----------------------------------------------------------------------------------------------------------------


     (e) Incentive stock options:

         Under the ID Biomedical Stock Option plan, the Company may grant options to its directors, officers and service providers (which include employees) for up to 5,889,278 shares of common stock. The exercise price of each option equals the market price of the Company's stock on the date of grant. The board of directors sets the vesting schedule and expiry date which cannot be more than ten years after the grant date. Options generally vest quarterly over a four year period from the date of grant and expire five to seven years after the grant date. There are also options that vest upon the achievement of certain performance criteria.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

14.  SHARE CAPITAL (CONTINUED):

     (e) Incentive stock options (continued):

         A summary of the status of the plan as of December 31, 2003, 2002 and 2001 and changes during each year are as follows:

-----------------------------------------------------------------------------------------------------------------
                                    2003                         2002                            2001
                           ----------------------      -------------------------        -------------------------
                                         Weighted                       Weighted                         Weighted
                                          average                        average                          average
                           Shares  exercise price       Shares    exercise price         Shares    exercise price
-----------------------------------------------------------------------------------------------------------------
         Outstanding,
           beginning
           of year      4,649,004         $  6.79    3,708,231           $  4.81      2,490,034            $ 4.67
         Granted          570,950           13.41    2,180,531              8.47      1,953,427              4.96
         Exercised       (513,544)           5.79   (1,215,074)             3.80        (77,709)             3.71
         Forfeited and
           expired       (180,339)           8.94      (24,684)             5.34       (657,521)             4.86
-----------------------------------------------------------------------------------------------------------------

         Outstanding,
           end of year  4,526,071         $  7.65    4,649,004           $  6.79      3,708,231            $ 4.81
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

         Options
           exercisable,
           end
           of year      1,910,638         $  5.90    1,469,325           $  5.26      1,534,731            $ 4.38
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

         The per share weighted average fair value of stock options granted during 2003 was $8.76.

         During the year, the Company recognized $1,664,388 in compensation expense as a result of stock options awarded to employees. The stock based compensation expense was calculated using the fair value method and was recognized in the financial statements as research and development or general administration expense, based on the classification of the employee's salaries. The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------------------

         Expected option lives                                                 4.35 years           4.32 years
         Risk-free interest rate                                                    3.82%                3.71%
         Dividend yield                                                                0%                   0%
         Volatility                                                                84.92%               83.75%

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

14.  SHARE CAPITAL (CONTINUED):

     (e) Incentive stock options (continued):

         The following table summarizes information about the stock options outstanding at December 31, 2003:

-------------------------------------------------------------------------------------------------------------------
                                         Options outstanding                             Options exercisable
                            -----------------------------------------------      ----------------------------------
                                                   Weighted
                                  Number            average                            Number
                            outstanding,          remaining        Weighted      exercisable,            Weighted
                            December 31,        contractual         average      December 31,             average
         Exercise prices            2003    life (in years)  exercise price              2003      exercise price
-------------------------------------------------------------------------------------------------------------------
         $ 3.75 - $ 4.90       1,067,471               2.38        $   4.81           944,471              $ 4.86
         $ 5.00 - $ 5.87         608,383               2.89            5.17           465,416                5.07
         $ 6.00 - $ 6.75         541,592               1.93            6.36            35,173                6.28
         $ 6.80 - $ 8.75         488,200               3.43            7.05           154,246                7.07
         $ 9.40 - $ 9.91       1,456,600               4.58            9.53           283,887                9.47
         $ 10.00 - $23.33        363,825               5.59           15.30            27,445               11.95
-------------------------------------------------------------------------------------------------------------------

                               4,526,071                           $   7.65         1,910,638              $ 5.90
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

         As of December 31, 2003, the Company has available for grant an additional 668,836 options under the Plan.

         IDBW, the Company's wholly-owned subsidiary, issued a total of 392,000 options (the "IDBW Options") to acquire common shares of IDBW in 1998 and 1999. Each of the IDBW Options was exercisable into one common share of IDBW at the price of US$0.01 per common share.

         At the Annual General meeting of Members on June 25, 1999, it was approved that in order to provide employees of IDBW who held 392,000 IDBW Options with liquidity, the Company acquire the IDBW Options in return for 404,368 special rights (the "Special Rights") to be issued by the Company. Each Special Right entitled the holder thereof to acquire a common share of the company at the price of $0.01CAD, vesting over three years.

         During the year ended December 31, 2001, the remaining 76,564 Special Rights were exercised.

     (f) Shareholder rights plan:

         The Company adopted a shareholder rights plan effective May 1, 1996.

         Rights issued under the plan become exercisable only when a person acquires 20% or more of the Company's outstanding common shares without complying with the Permitted Bid provision of the plan or without the approval of the Company's Board of Directors. To be a Permitted Bid, the plan requires that a bid must be open for not less than 60 days and that not less than 50% of the outstanding common shares held by shareholders other than the acquiring person be tendered into the bid. One right will be issued in respect of each common share outstanding on May 31, 1996 and in respect of each common share issued subsequent to May 31, 1996 and prior to an event qualifying rights issued under the plan for exercise. Each right entitled the holder to purchase common shares of the Company at a 50% discount to the then market price. The number of shares the holder would be entitled to purchase for each right held is that number determined by dividing the exercise price of $150 by one-half of the then market price per share.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

14.  SHARE CAPITAL (CONTINUED):

     (g) Weighted average number of common shares:

-----------------------------------------------------------------------------------------------------------------------------
                                                                 2003                2002                 2001
-----------------------------------------------------------------------------------------------------------------------------
         Weighted average number of common
           shares outstanding - basic                      35,740,070          31,398,139           28,611,024
         Dilutive effect of:
              Stock options and warrants                            -                   -                    -
              Contingently convertible IDBW shares                  -                   -                    -
-----------------------------------------------------------------------------------------------------------------------------

         Weighted average number of common
           shares outstanding - diluted                    35,740,070          31,398,139           28,611,024
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


15.  INCOME TAXES:

     Income tax expense (recovery) varies from the amounts that would be computed by applying the Canadian federal and combined provincial income tax rate of 33.2% (2002 - 37.04%; 2001 - 42.93%) to loss before income taxes as shown in the following table:

-----------------------------------------------------------------------------------------------------------------------------
                                                                 2003                2002                 2001
-----------------------------------------------------------------------------------------------------------------------------
     Computed taxes at Canadian federal
       and provincial tax rates                       $   (10,592,160)       $ (5,071,899)     $    (6,300,481)
     Losses at (higher) lower tax rates in foreign
       jurisdictions                                         (156,638)            255,595              542,366
     Permanent and other differences                       (1,397,838)           (217,157)           4,609,776
     Unrecognized tax assets                               12,166,966           5,827,305            1,148,339
-----------------------------------------------------------------------------------------------------------------------------

     Income tax expense                               $        20,330      $      793,844       $            -
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

     During the years ended December 31, 2003 and 2002, income tax expense relates to withholding taxes paid in a foreign jurisdiction relating to a payment received for a licensing revenue arrangement. The tax effect of the temporary differences that gives rise to future tax assets as of December 31, 2003 and 2002 is presented below:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------------------
     Future income tax assets:
         Tax loss carry forwards                                           $   26,241,589       $   21,086,462
         Research and development expenses                                     10,755,732            5,595,268
         Facilities and equipment                                                (105,674)             664,586
         Share issuance costs                                                   2,913,685              336,207
         Deferred revenue                                                       2,053,560            2,774,678
         Other                                                                    656,539            1,538,478
-----------------------------------------------------------------------------------------------------------------------------

     Total gross future tax assets                                             42,515,431           31,995,679
     Valuation allowance                                                      (34,807,951)         (22,332,825)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                7,707,480            9,662,854
     Future tax liability:
         Medical technology and other assets                                   (7,707,480)          (9,662,854)
-----------------------------------------------------------------------------------------------------------------------------

                                                                           $            -       $            -
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

15.  INCOME TAXES (CONTINUED):

     At December 31, 2003, the Company has investment tax credits aggregating $6,452,614, available to reduce Canadian federal income taxes otherwise payable for up to 10 years and $1,816,814 tax credits available to reduce US federal income taxes otherwise payable for up to 20 years.

     At December 31, 2003, the Company has non-capital losses carried forward for tax purposes which are available to reduce taxable income of future years in Canada of $33,345,000 (2002 - $26,125,000) and the United States of $43,635,000 (US$33,741,265) (2002 - $37,075,000 (US$23,450,000)). The
     losses expire as follows:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                        United
                                                                                   Canada               States
-----------------------------------------------------------------------------------------------------------------------------
     2004                                                                  $      100,000       $            -
     2005                                                                       3,965,000                    -
     2006                                                                       6,720,000                    -
     2007                                                                       1,700,000                    -
     2008                                                                       5,660,000            1,595,000
     2009                                                                       6,115,000            1,240,000
     2010 and thereafter                                                        9,085,000           40,800,000
-----------------------------------------------------------------------------------------------------------------------------
                                                                           $   33,345,000       $   43,635,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


16. CASH AND CASH EQUIVALENTS:

    Cash and cash equivalents included in the statements of cash flows is comprised of the following amounts:

-----------------------------------------------------------------------------------------------------------------------------
                                                                    2003             2002                 2001
-----------------------------------------------------------------------------------------------------------------------------
     Cash on hand and balances with banks                 $    1,266,394   $      891,345       $    1,485,558
     Cash equivalents                                        147,821,255        4,620,077            8,950,383
-----------------------------------------------------------------------------------------------------------------------------

                                                          $  149,087,649   $    5,511,422       $   10,435,941
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

17.  COMMITMENTS:

     The Company entered into operating lease agreements for office and laboratory space and office equipment.

     Future minimum lease payments under these commitments are as follows:

-----------------------------------------------------------------------------------------------------------------------------
     2004                                                                                         $  1,088,741
     2005                                                                                            1,167,169
     2006                                                                                            1,205,447
     2007                                                                                            1,216,909
     2008                                                                                            1,210,763
     Thereafter                                                                                      4,883,905

-----------------------------------------------------------------------------------------------------------------------------

     In addition, the Company, IDBW and IDBQ have commitments under medical technology agreements (note 10) and ongoing research and development contracts that are entered into in the normal course of business. The Company also has outstanding letters of credit totaling $347,652 (2002 - $254,319).

18. SEGMENT DISCLOSURES AND MAJOR CUSTOMERS:

     (a) Operating segments:

         The Company organizes its business into four operating segments: clinical development programs, research and development contracts, other research programs, and gene-based testing. Transactions between reportable segments have been eliminated. Substantially all of the Company's revenues generated from external customers, equipment and goodwill are in North America. In the year ended December 31, 2003, the Company has reaggregated its operating segments to better reflect its activities. Prior periods have been restated to reflect the reaggregation.

-----------------------------------------------------------------------------------------------------------------------------
                                          Clinical    Research and          Other
                                       development     development       research      Gene-based
         2003                             programs       contracts       programs         testing        Total
-----------------------------------------------------------------------------------------------------------------------------
         Licensing revenue          $           -   $            -    $         -    $  2,697,210  $ 2,697,210
         Contract revenue                       -        4,141,450              -               -    4,141,450
         Net research and
           development expenses         25,084,647       3,144,698        927,004          96,532   29,252,881
         General and administrative
           expenses                      5,107,809         929,601        574,355         107,813    6,719,578
         Depreciation and
           amortization                  3,039,329         277,774        333,783         665,084    4,315,970
         Other income (expenses)         1,092,643         303,076     (1,591,134)      1,742,085    1,546,670
         Income taxes                            -               -              -          20,330       20,330
         Net earnings (loss)           (32,139,142)         92,453     (3,426,276)      3,549,536  (31,923,429)

         Goodwill                          771,314               -              -               -      771,314
         Total assets                  181,861,860       2,042,831      8,016,784       3,492,909  195,414,384

         Expenditures for:
              Facilities and equipment  3,809,206        1,106,937        209,232         145,724    5,271,099
              Medical technology
                and other assets           11,923                -              -               -       11,923
              Patent and
                trademark rights          193,484                -        102,745          30,842      327,071

-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

18. SEGMENT DISCLOSURES AND MAJOR CUSTOMERS (CONTINUED):

     (a) Operating segments (continued):

-----------------------------------------------------------------------------------------------------------------------------
                                         Clinical    Research and           Other
                                      development     development        research     Gene-based
         2002                            programs       contracts        programs        testing         Total
-----------------------------------------------------------------------------------------------------------------------------
         Licensing revenue           $          -   $           -    $          -   $ 10,884,527  $ 10,884,527
         Net research and
           development expenses        10,310,937               -       1,318,287        770,947    12,400,171
         General and administrative
           expenses                     3,581,396               -         907,786        327,282     4,816,464
         Depreciation and
           amortization                 2,856,586               -         541,852        603,557     4,001,995
         Other income (expenses)          335,717               -         (28,194)    (3,666,452)   (3,358,929)
         Income taxes                          67               -               2        793,775       793,844
         Net earnings (loss)          (16,413,269)              -      (2,796,121)     4,722,514   (14,486,876)

         Goodwill                         771,314               -               -              -       771,314
         Total assets                  51,800,031               -       6,458,558      4,988,400    63,246,989

         Expenditures for:
              Facilities and equipment  1,377,285               -         248,441        215,992     1,841,718
              Medical technology
                and other assets           70,495               -               -        500,000       570,495
              Patent and
                trademark rights          326,699               -          29,026         81,171       436,896

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                         Clinical    Research and           Other
                                      development     development        research     Gene-based
         2001                            programs       contracts        programs        testing         Total
-----------------------------------------------------------------------------------------------------------------------------
         Licensing revenue       $              -   $          -     $          -   $  2,538,437  $  2,538,437
         Contract revenue                       -        446,598                -              -       446,598
         Net research and
           development expenses         4,650,496         60,982          794,733      1,571,790     7,078,001
         General and administrative
           expenses                     2,780,731         43,810          544,495        746,014     4,115,050
         Depreciation and
           amortization                 2,053,843          8,353          420,923        620,646     3,103,765
         Other income (expenses)        1,004,700         14,463         (250,464)    (4,173,242)   (3,404,543)
         Net earnings (loss)           (8,480,370)       347,916       (2,010,615)    (4,573,255)  (14,716,324)

         Goodwill                         771,314              -                -              -       771,314
         Total assets                  56,505,758        112,293        7,801,354     11,212,732    75,632,137

         Expenditures for:
              Facilities and equipment  2,279,970         35,844          445,718        613,151     3,374,683
              Medical technology and
                other assets           26,322,022              -          221,312        531,590    27,074,924
              Patent and trademark
                rights                    543,232              -           105,568        115,568      764,368
              Goodwill                    809,880              -                 -              -      809,880

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

18. SEGMENT DISCLOSURES AND MAJOR CUSTOMERS (CONTINUED):

     (b) Geographic information:

-----------------------------------------------------------------------------------------------------------------------------
                                             United States             Japan             Other           Total
-----------------------------------------------------------------------------------------------------------------------------
         Revenue from external customers:
              2003                          $    6,722,074      $    116,586        $        -     $ 6,838,660
              2002                               2,852,776         8,031,751                 -      10,884,527
              2001                               2,839,577            14,458           131,000       2,985,035
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                        United States              Canada                Total
-----------------------------------------------------------------------------------------------------------------------------
         Long-lived assets:
              2003                                     $    8,470,489       $  26,454,245        $  34,924,734
              2002                                          7,260,104          28,283,149           35,543,253
-----------------------------------------------------------------------------------------------------------------------------

         Long-lived assets consists of facilities and equipment, patent and trademark rights, medical technology and goodwill based on their physical location. Intangible assets are attributed based on ownership rights.

     (c) Major customers:

         The following table identifies revenues generated from individual partners or collaborators comprising 10% or more of the Company's revenue in a given year:

-----------------------------------------------------------------------------------------------------------------------------
                                                                 2003                2002                 2001
-----------------------------------------------------------------------------------------------------------------------------
         Entity A                                      $    1,297,215       $   1,334,240        $     952,890
         Entity B                                           1,276,250           1,276,250            1,276,250
         Entity C                                       Less than 10%           7,937,863        Less than 10%
         Entity D                                       Less than 10%       Less than 10%              275,763
         Entity E                                           4,141,450       Less than 10%        Less than 10%
         Entity F                                       Less than 10%       Less than 10%              315,598
-----------------------------------------------------------------------------------------------------------------------------


19.  SUBSEQUENT EVENTS:

     (a) Under the terms of an agreement entered into between IDBQ and Technology Partnerships Canada, as amended on March 17, 2004, the Company agreed to issue Technology Partnerships Canada 91,659 common share purchase warrants. Each common share purchase warrant entitles the holder to one common share of the Company for a subscription price of $16.01 and is exercisable by the holder for five years.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------


19.  SUBSEQUENT EVENTS (CONTINUED):

     (b) On April 19, 2004, the Company and Shire Pharmaceuticals Group plc ("Shire") entered into an Asset Purchase Agreement related to the sale of Shire's vaccine business to the Company. The closing of the transaction, which is conditional on approval of the Canadian government under certain government contracts and obtaining regulatory approvals, is targeted for on or before June 30, 2004.

         Under the terms the agreement, upon closing, the Company will acquire all of Shire's vaccine assets for a cash payment of US$60 million (payable $30 million on closing and $30 million to be held in escrow and payable on the first anniversary of closing) and subscription receipts representing additional payments of US$60 million in either common shares or cash.

         As part of the agreement, Shire will provide the Company with a loan facility of US$100 million to be used over a four year period to finance the continued development of the vaccine business that the Company is acquiring. This facility is repayable out of the net sales of non-Canadian Fluviral(R) and pipeline vaccine products that are developed utilizing the funding facility.


20. RECENT CANADIAN ACCOUNTING STANDARDS:

     (a) The CICA approved new Accounting Guideline 15, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, which becomes effective for interim or fiscal periods beginning on or after November 1, 2004. The Company has not yet assessed the impact of the Guideline on its financial statements but expects to analyze each of its collaborative agreements under the Guideline.

     (b) The CICA approved an amendment to Handbook Section 3860, FINANCIAL INSTRUMENTS - PRESENTATION AND DISCLOSURE, which becomes effective for fiscal years beginning on or after November 1, 2004. The amendment requires obligations that may be settled, at the issuer's option, by a variable number of the issuer's own equity instruments to be presented as liabilities. Prior to the amendment, under the previous standard, these instruments were presented as equity. The Company has not yet assessed the impact of the new guideline on its financial statements, but does not expect any significant impact to its financial statements.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

21. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada which differ in some respects from those applicable in the United States and from practices prescribed by the United States Securities and Exchange Commission.

     The significant differences and their effect on these consolidated financial statements are as follows:

     (a) Medical technology and other assets and patent and trademark rights:

         Under Canadian generally accepted accounting principles ("Canadian GAAP"), expenditures relating to the acquisition of medical technology and other assets and patent and trademark rights which relate to in-process research and development may be deferred and amortized to expense in a rational and systematic manner. Under United States generally accepted accounting principles ("US GAAP"), these expenditures are charged to expense when incurred. As a result, under US GAAP, amortization expense would have decreased by $1,040,661 (2002
         - $1,006,000; 2001 - $853,792), research and development expenses would have increased by $11,923 (2002 - $570,495; 2001 - $3,671,206) and loss on disposal of medical technology and other assets would have decreased by $1,603,053 (2002 nil; 2001 - nil) to reflect the differences in the accounting for the initial cost of medical technology and other assets. In addition, under US GAAP, amortization expense would have decreased by $179,076 (2002 - $98,829; 2001 - $88,183); research and development expenses would have increased by $327,071 (2002 - $418,642; 2001 - $693,860) and loss on disposal of medical technology and other assets would have decreased by $273,628 (2002 - nil; 2001 nil) for cost included in patent and trademark rights under Canadian GAAP.

     (b) Stock-based compensation:

         (i) Under Canadian GAAP, the Company adopted the recommendations of CICA Handbook Section 3870, and has chosen to prospectively adopt the fair value method of accounting for stock based compensation (note 3(a)). For US GAAP purposes, the Company has elected to prospectively adopt Statement of Financial Accounting Standard No. 148 (SFAS 148), "Accounting for Stock Based Compensation - Transition and Disclosure", an amendment to Statement of Financial Accounting Standard No. 123 (SFAS 123) "Accounting for Stock Based Compensation" for employee awards granted under its stock option plan, modified or settled subsequent to January 1, 2003. The standard permits the prospective recognition of stock based compensation expense for all employee stock-based compensation transactions occurring subsequent to January 1, 2003 using a fair value based method. Prior to the adoption of this standard, the Company applied the disclosure provisions of SFAS 123 for stock options granted to employees. As the Company has prospectively adopted comparable accounting standards for both US GAAP and Canadian GAAP in the current period, employee stock based compensation expense amounted to $1,664,388 for both US GAAP and Canadian GAAP for the year ended December 31, 2003.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

21. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

     (b) Stock-based compensation (continued):

         (ii) Under US GAAP, the Company continues to account for the issue of stock options to employees and directors prior to January 1, 2003 under APB 25 "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" under which the intrinsic value of stock options is calculated on the date of the grant as the difference between the established market value and the exercise price. Certain options issued by IDBW during the periods presented had an intrinsic value at the date of the grant, which is being recognized on a straight-line basis over the three to four year vesting period of the options. Accounting for the options on this basis would result in recording additional expense of nil (2002 - nil; 2001 - $132,104).

               At December 31, 2003, there are nil (2002 - nil ; 2001 - nil) IDBW options which have been granted and that are outstanding as stock based compensation.

         (iii) Under US GAAP, the Company accounts for those stock options having performance criteria issued to directors and senior management of the Company in accordance with FIN 28 "ACCOUNTING FOR STOCK OPTION APPRECIATION RIGHTS AND OTHER VARIABLE STOCK OPTION OR AWARD PLANS". These stock options are considered variable and cumulative compensation expense is recognized to the extent the market price exceeds the exercise price at the measurement date. For the year ended December 31, 2003, the compensation expense related to these options was nil (2002 - nil; 2001 - $512,535). During 2001, conditions attached to these options were revised to include an automatic vesting date.

               Subsequent to the inclusion of the automatic vesting date, the Company has accounted for these stock options under APB 25 "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" under which the intrinsic value of stock options is calculated on the date the stock options were considered fixed and the compensation expense is recognized over the vesting period as the difference between the established market value and the exercise price. Accounting for the options on this basis would result in recording additional compensation expense of $109,602 (2002 - $572,956; 2001 - $623,032).

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

21. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

     (b) Stock-based compensation (continued):

         (iv) Prior to the adoption of SFAS 148, the Company applied the disclosure provisions of SFAS 123 for US financial reporting purposes for stock option grants to employees and directors. Had compensation expense been determined based on fair value at the date of grant consistent with the measurement provisions of SFAS 123 for awards issued prior to January 1, 2003, loss for the year and loss per share under US GAAP would have been the pro forma numbers indicated below:

-----------------------------------------------------------------------------------------------------------------------------
                                                2003                         2002                       2001
                                    ---------------------------   ---------------------------   -----------------------------
                                    As reported     Pro forma     As reported    Pro forma       As reported      Pro forma
-----------------------------------------------------------------------------------------------------------------------------
              Loss for the year
                under US GAAP      $(27,809,084)  $(33,429,084)  $(13,477,617)  $(17,713,617)   $(37,000,527)   $(40,065,527)
              Loss per share under
                US GAAP:
                  Basic                   (0.78)         (0.94)         (0.43)         (0.56)          (1.29)          (1.40)
                  Diluted                 (0.78)         (0.94)         (0.43)         (0.56)          (1.29)          (1.40)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


         (v)  For the purposes of determining fair value under 21(b)(i), and
              (iv), the fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield 0.0% (2002 and 2001 - 0.0%), expected volatility 84.92% (2002 - 83.75%; 2001
              - 86.57%), risk-free interest rates 3.82% (2002 - 3.71%; 2001 -
              4.70%) and expected average option term of 4.35 years (2002 - 4.32 years and 2001 - 3.97 years).

     (c) Rental expense:

         The Company incurred rental expenses of $1,005,090 under operating leases during the year ended December 31, 2003 (2002 - $817,238; 2001
         - $534,800).

     (d) Statements of cash flows:

         Under US GAAP, cash used by operations would increase and cash used in investing activities would decrease by $338,994 (2002 - $1,007,391; 2001 - $1,292,069) for the costs of medical technology and patent and trademark rights capitalized, which would be expensed under US GAAP.

     (e) Acquisition date of IDBQ:

         Under Canadian GAAP, the measurement date used for purposes of calculating the market price of the securities issued to acquire all of the outstanding shares of IDBQ was a reasonable period of time before the date the purchase agreement was completed. Under US GAAP, the measurement date was based on the market price of the securities over a reasonable period of time before and after the terms of the acquisition were agreed to and announced. This results in a decrease in medical technology recorded at acquisition of $4,282,100.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

21. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

     (f) In-process research and development on acquisition of IDBQ:

         In connection with the acquisition of IDBQ, for US GAAP purposes the Company would have recorded a $18,687,312 charge to in-process research and development during the year ended December 31, 2001. The amount was determined by identifying the intranasal influenza vaccine project for which technological feasibility had not been established and for which no alternative future use existed. Under Canadian GAAP, acquired in-process research and development is being amortized over 16 years. As a result, during the year ended December 31, 2001, amortization would have decreased by $1,093,871, which would have resulted in a net increase in research and development expenses of $17,593,441. For the year ended December 31, 2003, amortization expense would have decreased by $1,466,523 (2002 - $1,466,523).

         The value of the project identified to be in process was determined by estimating the future cash flows from the project once commercially feasible, less estimated future cash flows required to bring the project to commercialization, and discounted the net cash flows back to their present value. The discount rate used was 34.5% for the project. The expected costs to bring the project to commercialization was based on an estimate of the timeline and cost associated with each of the steps of the regulatory process for the intra-nasal influenza vaccine to be used in adults and children. To determine the length of each of the steps, an independent valuator considered the length of clinical trials for other drugs and the experience of the valuator in the biotechnology field. IDBQ was in the process of conducting a phase I clinical trial on its adult influenza vaccine at the time of acquisition. In broad terms, the categories of costs include the cost of conducting all phases of clinical trials and BLA submission, plus research, development and manufacturing.

         Development of the technology remains a substantial risk to the Company due to factors including the remaining effort to achieve technological feasibility, obtaining regulatory approvals and competitive threats from other companies.

     (g) Investments:

         Under Canadian GAAP, the Company reports short-term investments at the lower of cost and net realizable value, with changes going to the statement of operations, and long-term investments under the cost method.

         Under US GAAP, the Company classifies its investments in debt and equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

21. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

     (g) Investments (continued):

         Trading and available-for-sale securities, which represent all debt securities and any equity securities that have readily determinable market values are recorded at fair value. Held-to-maturity debt securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts, which is consistent with the Canadian GAAP treatment. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity in other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. At December 31, 2002, the fair value of the Company's available-for-sale equity securities with readily determinable market value exceeded its carrying value. Under US GAAP as at December 31, 2002, investments and other comprehensive income would have increased by $1,435,248. At December 31, 2003 the Company does not hold any available for sale equity securities. Gains recognized on the sale of available-for-sale equity securities under Canadian GAAP are reflected in the consolidated statement of operations.

         Consistent with Canadian GAAP, a decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend and interest income are recognized when earned.

         The Company classifies all debt securities reported as short-term investments as held-to-maturity. As such, there are no measurement differences between Canadian and US GAAP related to these securities.

         All other investments held by the Company are classified as available-for-sale securities.

         Details related to the Company's investment securities are as follows:

-----------------------------------------------------------------------------------------------------------------------------
                                                 2003                      2002                    2001
                                     -------------------------  ------------------------  ------------------------
                                        Carrying          Fair    Carrying          Fair     Carrying         Fair
                                           value         value        value        value        value        value
-----------------------------------------------------------------------------------------------------------------------------
         Available-for-sale:
           Equity securities:
              With readily determinable
                market value            $      -   $         -  $   844,752  $ 2,280,000  $ 4,640,619  $ 4,640,619

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                   2003              2002                 2001
-----------------------------------------------------------------------------------------------------------------------------

         Held-to-maturity at carrying value:
           Commercial paper                                $144,149,991     $  8,221,022         $   8,901,082
           Government guaranteed securities                   7,161,513       11,581,654            11,608,279
           Bankers acceptances                                3,882,512        2,282,682               575,454

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

         All held-to-maturity securities are due within one year and the fair values approximate carrying value.

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------



21. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

     (h) The effects of the above differences between Canadian and United States generally accepted accounting principles are as follows:

-----------------------------------------------------------------------------------------------------------------------------
                                         Patent        Medical        Acquired
                                            and     technology      in-process
                                      trademark      and other    research and        All other          Total
         2003                            rights         assets     development           assets         assets
------------------------------------------------------------------------------------------------------------------------------
         Assets in accordance with
           Canadian generally
           accepted accounting
           principles as at
           December 31, 2003       $ 1,394,094    $ 10,048,592  $  14,660,395     $ 169,311,303   $195,414,384
         United States generally
           accepted accounting
           principles adjustment
           (note 21(a), (e) and (f)) (1,394,094)   (10,048,592)   (14,660,395)                -    (26,103,081)
-----------------------------------------------------------------------------------------------------------------------------

         Assets in accordance with
           United States generally
           accepted accounting
           principles as at
           December 31, 2003       $          -   $          -  $           -     $ 169,311,303   $169,311,303
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                         Patent        Medical        Acquired
                                            and     technology      in-process
                                      trademark      and other    research and        All other          Total
         2002                            rights         assets     development           assets         assets
------------------------------------------------------------------------------------------------------------------------------
         Assets in accordance with
           Canadian generally
           accepted accounting
           principles as at
           December 31, 2002       $  1,519,727   $ 12,680,383    $ 16,126,918      $ 32,919,961   $ 63,246,989
         United States generally
           accepted accounting
           principles adjustment
           (note 21(a), (e),
           (f) and (g))              (1,519,727)   (12,680,383)    (16,126,918)        1,435,248    (28,891,780)
-----------------------------------------------------------------------------------------------------------------------------

         Assets in accordance with
           United States generally
           accepted accounting
           principles as at
           December 31, 2002       $          -   $          -    $          -      $ 34,355,209   $ 34,355,209
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

21.  UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

     (h) (continued):

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     2003                 2002
-----------------------------------------------------------------------------------------------------------------------------
         Shareholders' equity in accordance with Canadian
           generally accepted accounting principles                       $   180,838,165      $    51,282,780
         Patent and trademark rights                                           (1,394,094)          (1,519,727))
         Medical technology                                                   (10,048,592)         (12,680,383)
         Acquired in-process research and development                         (14,660,395)         (16,126,918))
         Investments                                                                    -            1,435,248
-----------------------------------------------------------------------------------------------------------------------------

         Shareholders' equity in accordance with United States generally
           accepted accounting principles                                 $   154,735,084      $    22,391,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
         Shareholders' equity is comprised of:
              Share capital                                               $   280,987,744      $   120,315,189
              Additional paid-in capital                                       10,137,873            9,331,614
              Deferred stock compensation                                         (31,739)            (141,341)
              Other comprehensive income                                                -            1,435,248
              Accumulated deficit                                            (136,358,794)        (108,549,710)
-----------------------------------------------------------------------------------------------------------------------------

                                                                          $   154,735,084       $   22,391,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                     2003            2002                 2001
-----------------------------------------------------------------------------------------------------------------------------
         Loss for the year in accordance with Canadian
           generally accepted accounting principles         $ (31,923,429)   $    (14,486,876)     (14,716,324)

         Medical technology expenditures (note 21(a))           2,631,791             435,505       (2,817,414)

         Patent and trademark rights expenditures
           (note 21(a))                                           125,633            (319,813)        (605,677)

         Acquired in-process research and
            development (note 21(f))                            1,466,523           1,466,523      (17,593,441)

         Stock option compensation costs
           (note 21(b)(ii) and (iii))                            (109,602)           (572,956)      (1,267,671)
-----------------------------------------------------------------------------------------------------------------------------

         Loss for the year in accordance
           with United States generally accepted
           accounting principles                           $   (27,809,084)   $   (13,477,617)   $ (37,000,527)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

         Loss per share in accordance
           with United States generally accepted
           accounting principles:
              Basic                                       $          (0.78)   $         (0.43)   $       (1.29)
              Diluted                                                (0.78)             (0.43)           (1.29)

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

ID BIOMEDICAL CORPORATION
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Years ended December 31, 2003, 2002 and 2001
--------------------------------------------------------------------------------

21. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

     (i) Recent United States accounting standards:

         In January 2003, the FASB issued Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO. 51 ("FIN 46"). This Interpretation, and related amendments, address the consolidation of business enterprises of variable interest entitles as defined in the Interpretation. The provisions of FIN 46 applicable to the Company are applicable to entities that are not small business issuers no later than the end of the first reporting period ending after March 15, 2004 (December 15, 2004 for entities that are small business issuers). The Company has not determined the effect of FIN 46 on its financial statements but intends to analyze all collaborative agreements under the new interpretation.